                                                                    Exhibit 4.11

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITORY") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                                        REGISTERED

                            THE DOW CHEMICAL COMPANY

                         5% NOTES DUE NOVEMBER 15, 2007

CUSIP NO. 260543 BU 6
ISIN NO. US260543BU64
No. R-1                                                          US$400,000,000


     THE DOW CHEMICAL COMPANY, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS (US$400,000,000) on November 15, 2007, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, together with such additional amounts (if any) as are described in Section 2 on the reverse of this Note ("Additional Amounts"), thereon semi-annually on each May 15 and November 15, commencing May 15, 2003 and at maturity on said principal sum, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum specified in the title of this Security, from the May 15 or November 15, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on this Security, in which case from November 22, 2002, until payment of said principal sum has been made or duly provided for. Payments of such principal and interest (and Additional Amounts, if any) shall be made at the office or agency of the Company in Chicago, Illinois, which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be at the principal office of Bank One Trust Company, N.A., One Bank One Plaza, Chicago, Illinois 60670-0126; provided, that payment of interest (and Additional Amounts, if any) may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register; provided, further that so long as CEDE & CO. or another nominee of the Depository is the registered owner of this Security payments of principal and interest (and Additional Amounts, if any) will be made in immediately available funds through the Depository's Same-Day Funds Settlement System. Notwithstanding the foregoing, if the date hereof is after May 1 or November 1, as the case may be, and before the following May 15 or November 15, this Security shall bear interest from such May 15 or November 15; provided, that if the Company shall default in the payment of interest due on such May 15 or November 15, then this Security shall bear interest from the next preceding May 15 or November 15, to which interest has been paid or, if no interest has been paid on this Security, from November 22, 2002. The interest (and Additional Amounts, if any) payable on any May 15 or November 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the May 1 or November 1, as the case may be, next preceding such May 15 or November 15, and the interest (and Additional Amounts, if any) payable at maturity will be payable to the person to whom the principal hereof shall be payable.

     Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                        [Signatures appear on next page]

     IN WITNESS WHEREOF, THE DOW CHEMICAL COMPANY has caused this instrument to be signed by facsimile by its duly authorized representative.

Dated: November 22, 2002





[SEAL]





Attest:                                 THE DOW CHEMICAL COMPANY



By: ____________________________        By: ____________________________________
    Name:  Thomas E. Moran                  Name:  Fernando Ruiz
    Title: Assistant Secretary              Title:  Vice President and Treasurer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                          Bank One Trust Company, N.A.,
                                          as Trustee




                                          By:
                                             -----------------------------------
                                             Authorized Signatory

                            THE DOW CHEMICAL COMPANY

                         5% NOTES DUE NOVEMBER 15, 2007


     Section 1. General. This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1992, as supplemented by a supplemental indenture dated as of January 1, 1994, a second supplemental indenture dated as of October 1, 1999, and a third supplemental indenture dated as of May 15, 2001 (the "Indenture"), between the Company and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof.

     Section 2. Payment of Additional Amounts. The Company shall pay to any Holder who is a Non-United States person (as defined below) such Additional Amounts as may be necessary in order that every net payment in respect of the principal, premium, if any, or interest, if any, on this Security, after deduction or withholding by the Company or any Paying Agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, shall not be less than the amount provided for herein to be then due and payable before any such deduction or withholding for or on account of any such tax, assessment or governmental charge; provided, however, that the foregoing obligation to pay such Additional Amounts shall not apply to:

     (a) any tax, assessment or other governmental charge which would not have been so imposed but for:

          (i) the existence of any present or former connection between such Holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein; or

          (ii) such Holder's present or former status as a personal holding company or foreign personal holding company or controlled foreign corporation for United States federal income tax purposes or corporation which accumulates earnings to avoid United States federal income tax;

     (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     (c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

     (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of principal of, premium, if any, or interest, if any, on this Security;

     (e) any tax, assessment or other governmental charge imposed on interest received by a Holder or beneficial owner of this Security who actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended;

     (f) any tax, assessment or other governmental charge imposed as a result of the failure to comply with:

          (i) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security, if such compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding); or

          (ii) any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge;

     (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest, if any, on this Security, if such payment can be made without such withholding by at least one other Paying Agent;

     (h) any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive; or

          (i)  any combination of items (a), (b), (c), (d), (e), (f), (g) or
               (h);

nor will such Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of this Security to the extent a settlor or beneficiary with respect to such fiduciary or a member of such partnership or a beneficial owner of this Security would not have been entitled to payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Security. This Security is subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this Section 2, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

     As used in this Section 2 and in Section 3 hereof:

          (a) the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction;

          (b) the term "United States person" means a beneficial owner of the Securities that is for United States federal income tax purposes:

               (i) a citizen or resident of the United States;

               (ii) a corporation or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

               (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or

               (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and
          (2) one or more United States persons have the authority to control all substantial decisions of the trust; and

          (c) the term "Non-United States person" means a beneficial owner of the Securities that is, for United States federal income tax purposes:

               (i) a nonresident alien individual;

               (ii) a foreign corporation; or

               (iii) a nonresident alien fiduciary of a foreign estate or trust.

     Section 3. Redemption; Sinking Fund. (a) Except as provided in paragraph
(b) below, the

Securities are not redeemable prior to maturity.

          (b)  If, as a result of:

               (i) any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision thereof or therein affecting taxation, which becomes effective after November 6, 2002 or which proposal is made after such date;

               (ii) any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after November 6, 2002 or which proposal is made after such date; or

               (iii) any action taken by any taxing authority of the United States which action is taken or becomes generally known after November 6, 2002, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to the Company;

     there is, in such case, in the written opinion of independent legal counsel of recognized standing to the Company, a material increase in the probability that the Company has or may become obligated to pay Additional Amounts in accordance with Section 2 hereof, and the Company in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it, not including assignment of this Security, this Security may be redeemed, as a whole but not in part, at the Company's option at any time thereafter, upon notice to the Trustee and the Holders in accordance with the provisions of the Indenture at a redemption price equal to 100% of the principal amount of this Security to be redeemed together with accrued interest thereon to the date fixed for redemption.

          (c)  The Securities will not be subject to any sinking fund.

     Section 4. Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Section 5. Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the

Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (and Additional Amounts, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

     Section 6. Authorized Denominations. The Securities are issuable in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     Section 7. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in the City of Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the securities registrar (which shall initially be the Trustee, Bank One Trust Company, N.A., One Bank One Plaza, Chicago, Illinois 60670-0126 (Attention:
Corporate Trust Department) or at such other address as it may designate as its principal corporate trust office in the City of Chicago), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     This Security is exchangeable only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Security shall be exchangeable for certificated Securities in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Securities represented hereby has occurred and is continuing, provided that the definitive Securities so issued in exchange for this permanent Security shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this series in certificated registered form will be issued in exchange for this permanent Security, or any portion hereof, only if such Securities in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Section 8. Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Section 9. No Recourse Against Certain Persons. No recourse for the payment of the principal or interest (and Additional Amounts, if any) on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Supplemental Indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation of either of them, either directly or through the Company or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

     Section 10. Defeasance. The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon payment of all of the Securities of such series or upon the irrevocable deposit with the Trustee of cash or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

     Section 11. Governing Law; Jurisdiction. The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     Section 12. Notices. Notices to Holders shall be published in authorized daily newspapers in The City of New York, in London, and, so long as the Securities are listed on the Luxembourg Stock Exchange, in Luxembourg. Notice may be given by publication in The City of New York in The Wall Street Journal, in London in the Financial Times, and in Luxembourg in the Luxemburger Wort. Any notice given pursuant to these provisions shall be deemed to have been given on the date of publication or, if published more than once, on the date first published.

     Section 13. Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common

         TEN ENT - as tenants by the entireties

          JT TEN - as joint tenants with right of survivorship and not as tenants in common


         UNIF GIFT MIN ACT - ___________________________
                                       (Minor)


                 Custodian   ___________________________
                                      (Cust)


         Under Uniform Gifts to Minors Act   ____________________________
                                                       (State)


Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------

--------------------------------------

--------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ______ _____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:   __________________________

Signature: ____________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY
         PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
         WHATEVER.